UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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PPT VISION, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PPT VISION, INC.
12988 Valley View Road
Eden Prairie, MN 55344
(952) 996-9500

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 23, 2004

To the Shareholders of PPT VISION, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of PPT VISION, Inc. will be held on Tuesday, March 23, 2004, at 3:30 p.m., Central Time, at the offices of PPT VISION, Inc. at 12988 Valley View Road, Eden Prairie, MN, for the following purposes:

1.     To elect five (5) directors to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified.

2.     To consider and vote upon a proposal to amend the Company’s 2000 Employee Stock Purchase Plan to increase the number of shares issuable under the Plan from 300,000 to 600,000 shares.

3.     To transact such other business as may properly come before the meeting or any adjournment thereof.

Accompanying this Notice of Annual Meeting is a Proxy Statement, Form of Proxy and the Company’s Annual Report to Shareholders for the fiscal year ended October 31, 2003.

The Board of Directors has fixed the close of business on February 6, 2004 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

By Order of the Board of Directors

/s/ Timothy C. Clayton

Timothy C. Clayton Secretary

Eden Prairie, Minnesota
Dated: February 16, 2004

PLEASE REMEMBER TO SIGN AND RETURN YOUR PROXY.

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 23, 2004

GENERAL MATTERS

This Proxy Statement is furnished to the shareholders of PPT VISION, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on March 23, 2004 or any adjournment or adjournments thereof. The cost of this solicitation will be borne by the Company.

Any proxy may be revoked at any time before it is voted by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting. If not so revoked, the shares represented by such proxy will be voted. The Company’s principal offices are located at 12988 Valley View Road, Eden Prairie, Minnesota 55344, and its telephone number is (952) 996-9500. The mailing of this Proxy Statement to shareholders of the Company commenced on or about February 20, 2004.

Only shareholders of record at the close of business on February 6, 2004 are entitled to vote at the meeting. On that date the Company had 11,802,800 shares of common stock, $.10 par value, issued and outstanding, each of which is entitled to one vote per share on each matter to be voted upon at the Annual Meeting.

QUORUM AND VOTE REQUIRED

Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a greater of (a) a majority of the Company’s shares of common stock present at the Annual Meeting, either in person or by proxy, and entitled to vote on that item of business, or (b) the majority of the minimum number of shares of common stock of the Company which would constitute a quorum for transacting business at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting of Shareholders will determine whether or not a quorum is present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of the matter submitted to the shareholders for a vote. Broker non-votes will be treated as shares not present and entitled to vote.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth information as of January 15, 2004 concerning the beneficial ownership of the common stock of the Company by (i) the only shareholders known by the Company to own more than five percent of the common stock of the Company, (ii) each director of the Company, (iii) each Executive Officer of the Company and (iv) all executive officers and directors of the Company as a group. Shares acquirable within 60 days include stock options and warrants to purchase shares of common stock of the Company.

Name and Address of Beneficial Owner	Shares of Common Stock(1)	Shares Acquirable Within 60 days	Total	Percentage(1)
P.R. Peterson(2) ESI Investment Co.(2) 6111 Blue Circle Drive Minnetonka, MN 55343	4,873,821	12,000	4,885,821	41.4%

Fred and Annette Brenner 514 N. Wynnewood Avenue Wynnewood, PA 19096	1,412,800	0	1,412,800	12.0%

Joseph C. Christenson	52,577	72,500	125,077	1.1%
Robert W. Heller	10,000	10,000	20,000	*
David C. Malmberg	53,625	12,000	65,625	*
Benno G. Sand	8,000	10,000	18,000	*
Timothy C. Clayton	26,000	30,000	56,000	*
David L. Friske	30,947	23,834	54,781	*
All executive officers and directors as a group (7 persons)	5,054,970	170,334	5,225,304	43.6%

* Indicates ownership of less than one percent.

(1)           Except as noted, all shares beneficially owned by each person as of the record date were owned of record, and each person had sole voting power and sole investment power for all such shares beneficially held. The table excludes shares purchasable pursuant to the Company’s 2000 Employee Stock Purchase Plan.

(2)           ESI Investment Co. is the record owner of 2,207,036 shares of common stock. Mr. Peterson is a controlling shareholder of the parent company of ESI. Mr. Peterson also owns 195,085 shares of common stock individually, controls 2,398,400 shares as trustee of the P.R. Peterson Co. Keogh Plan and controls 73,300 shares that are owned by Peterson Brothers Securities Company. Shares acquirable within 60 days include 12,000 options owned by Mr. Peterson directly.

Proposal #1

ELECTION OF DIRECTORS

Five directors are to be elected at this Annual Meeting. The Board has nominated for election the five persons named below and each has consented to being named a nominee. If elected, all directors will serve until the next Annual Meeting of Shareholders, or until their successors have been elected and qualified.

REPORT OF THE NOMINATING COMMITTEE

The Company recently established a Nominating Committee of the Board of Directors whose duties are to identify individuals qualified to become members of the Board of Directors.  The Committee operates in accordance with a charter, which was approved January 22, 2004.  The charter is available on the Company’s web site (www. pptvision.com).  The Committee is comprised of at least two directors as determined by the Board, each of whom will be independent under the rules of the Nasdaq Stock Market.  The Committee was not formed until fiscal 2004 and met for the first time in January 2004.

In the fulfillment of their responsibilities to identify and recommend to the Board individuals qualified to become Board members, the Nominating Committee will take into account all factors it considers appropriate, which may include experience, accomplishments, education, understanding of the business and the industry in which it operates, specific skills, general business acumen and the highest personal and professional integrity.  Generally, the Nominating Committee will first consider current Board members since they meet the criteria listed above and possess an in depth knowledge of the Company, its history, strengths, weaknesses, goals and objectives.  This level of knowledge has proven very valuable to the Company.  The Committee will consider other shareholder recommendations for candidates to serve on the Board.  These recommendations must be made to the Company by the end of each fiscal year (October 31) so as to provide the Nominating Committee appropriate time to evaluate the candidates prior to submission to the shareholders for vote at the Annual Meeting.

The Committee has determined that the following candidates fully meet the qualifications to serve on the Board and has recommended these candidates to the Board for their approval.  All of these candidates were identified by the Nominating Committee.

All of the nominees for election as directors are presently directors of the Company. The nominees listed below have consented to serve, if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as a director. It is the intention of the individuals named as proxies to vote “FOR” each nominee (unless otherwise directed). If any nominee should be unable to serve as a director, it is the intention of the individuals named as proxies to vote for the election of such person or persons as the Board may, in its discretion, recommend.

The nominees are listed below with their ages, their present positions with the Company and their present principal occupations or employment. Mr. Christenson has devoted and will devote his full working time to the business of the Company. Messrs. Heller, Malmberg, Peterson and Sand have devoted and will devote such time as is necessary to fulfill their duties as directors.

JOSEPH C. CHRISTENSON, 45, has been President of the Company since January 1989 and a director since December 1987. Prior to being elected President of the Company, Mr. Christenson served in a series of positions of increasing responsibility since joining the Company in May 1985. Mr. Christenson has a Masters in Business Administration from the University of Michigan and a Bachelor of Arts degree from St. Olaf College.

ROBERT W. HELLER, 58, currently serves as President of Heller Capital, Inc., a management consulting and investment company and serves as a director of five other companies. Mr. Heller held various senior management roles at Advance Circuits, Inc., a manufacturer of printed circuit boards from 1977 to 1996 beginning as Vice President of Manufacturing and serving as Chief Executive Officer beginning in 1991. Mr. Heller holds a bachelor’s degree in industrial engineering from North Dakota State University and a master’s degree in industrial administration from Purdue University.

DAVID C. MALMBERG, 60, has been a director of the Company since May 1994. Since May 1994, Mr. Malmberg has also been the President of David C. Malmberg, Inc., a consulting and investment management firm. Prior to that time, he served in various capacities with National Computer Systems, Inc., a global data collection services and systems company, most recently serving as President from 1978 through 1993 and serving as Vice Chairman from January 1993 through 1994. Mr. Malmberg is Chairman of the Board of Three-Five Systems, Inc., and of Kontron Mobile Computers, Inc., and also serves on the boards of two other private companies.

P.R. PETERSON, 70, is the Secretary and a director of Electro-Sensors, Inc., a manufacturer of machine control systems. Mr. Peterson is also President of P.R. Peterson Co., Inc., a venture capital firm where he has served for over five years. Mr. Peterson served as a director from the Company’s inception in 1982 to 1985. He was again elected a director of the Company in December 1988 and continues to serve in that capacity.

BENNO G. SAND, 49, has been a director of the Company since March 2001. Mr. Sand is Executive Vice President, Business Development, Investor Relations and Secretary at FSI International, Inc. From January 1998 to December 1999 he served as Executive Vice President and Chief Administrative Officer of FSI International. Mr. Sand has been employed by FSI International since 1982, serving in a series of positions of increasing importance, including as the Company’s Chief Financial Officer from 1991 through 1998. While at FSI, Mr. Sand has played a key role in three acquisitions, one divestiture, three public offerings, a private debt placement and various joint ventures and technology licenses. He currently serves on the board of directors of two private companies. Mr. Sand has a Bachelor of Science degree in Accounting from St. Cloud State University.

The Board Of Directors And Management Recommend A Vote “For”
the Nominees Listed Above.

Other Information Regarding the Board of Directors

Board and Shareholder Meetings

The Board of Directors met five times during the fiscal year ended October 31, 2003. Each director attended at least 75% of the total number of Board meetings and the meetings of Committees upon which he served in fiscal 2003.  The Company does not require non-employee directors to attend the Annual Meeting of Shareholders, and none were present at the 2003 meeting.

Director Remuneration

In the past, non-employee directors have been paid $1,250 each quarter for services as members of the Board. In addition the Company has periodically granted stock options to its non-employee directors under the Company’s Stock Option Plan. During fiscal 2001, the Company decided to suspend the payment of the directors’ quarterly fees.  During fiscal 2003, each director was granted an option to purchase 10,000 shares at a price of $0.75.  In addition, the Company granted Mr. Heller an additional option to purchase 5,000 shares at a price of $0.75 to compensate him for his service as Chairman of the Audit Committee.  These options vest over two years.  No other stock options were granted to non-employee directors in fiscal year 2003.

Compensation Committee

The Board has a Compensation Committee consisting of Mr. Heller, Mr. Malmberg (Chair), Mr. Peterson and Mr. Sand. The Compensation Committee did not meet separately as a committee in fiscal 2003 but took action at board meetings.

Audit Committee

The Board of Directors has an Audit Committee (“Committee”) comprised of Robert Heller (Chair), David Malmberg and Benno Sand. The Committee operates under an Audit Committee Charter as amended October 23, 2003.  Each of the members of the Committee is an independent director as defined by the Nasdaq Small Cap Market listing standards. A copy of the Audit Committee Charter, as amended, is attached.  The Company’s Board of Directors has reviewed the education, experience and other qualifications of each of the members of its Audit Committee.  After review, the Board of Directors has determined that Mr. Sand meets the Securities and Exchange Commission definition of an “audit committee financial expert.”

Code of Ethics

The Company has adopted a Code of Ethics and Business Conduct that applies to all directors and employees, including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions.  The Code of Ethics and Business Conduct may be found on our website at www.pptvision.com.

Shareholder Communication with Board

Any shareholder who desires to communicate directly with the Board of Directors of the Company may address correspondence to the whole Board, or any particular member of the Board, in care of the Corporate Secretary at the Company’s offices, 12988 Valley View Road, Eden Prairie, Minnesota 55344.  All communications delivered in this manner will be promptly forwarded to the specified addressee, without alteration.

EXECUTIVE OFFICERS OF THE COMPANY

The Company has three executive officers: Joseph C. Christenson, David Friske and Timothy  Clayton. Biographical and other information about David Friske and Timothy Clayton is provided below. Information about Joseph C. Christenson may be found under the heading “Election of Directors.”

DAVID FRISKE has been Vice President of Manufacturing of the Company since March 1999. From February 1984, Mr. Friske served as Director of Manufacturing and Purchasing. Prior to joining the Company, Mr. Friske was employed by Medtronic, Inc.

TIMOTHY CLAYTON was appointed Chief Financial Officer of the Company in November 2002. Mr. Clayton serves as a consultant to the Company and is a principal of the firm Emerging Capital, a financial consulting and merger and acquisition advisory firm he founded in September 2000. From November 1997 until September 2000, Mr. Clayton was Executive Vice President, Chief Financial Officer and Treasurer of Building One Services Corp. Prior to Building One Services, Mr. Clayton was a partner with Price Waterhouse, LLP.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Other Compensation

The following table sets forth, for the fiscal years ending October 31, 2003, 2002 and 2001, the cash compensation paid by the Company, as well as certain other compensation paid or earned for those years by Joseph C. Christenson, the Company’s President and Chief Executive Officer, and the only other executive officers whose compensation exceeded $100,000 in fiscal 2003 (the “Named Executive Officers”), for services rendered to the Company in all capacities during the past three fiscal years.

Summary Compensation Table

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year Ended October 31,	Salary	Bonus	Other Annual Compensation(1)	Options (Number of Shares)
Joseph C. Christenson	2003	$156,000	$—	$500	50,000
President and Chief	2002	156,000	—	500	66,000
Executive Officer	2001	165,333	—	2,000	15,000

David Friske	2003	107,000	—	500	15,000
Vice President,	2002	107,000	—	500	20,000
Manufacturing	2001	109,917	5,000	2,000	5,000

(1)           Represents contributions to the Company’s Employee Retirement 401(k) Plan.

Stock Options

The following table contains information concerning stock option grants to the Named Executive Officers during the fiscal year ended October 31, 2003.

Option Grants in Last Fiscal Year

	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Or Base ($/Sh)	Expiration Date
Joseph C. Christenson	50,000	12.9%	$0.75	7/1/10
David Friske	15,000	3.9%	$0.65	11/15/09

Aggregated Option Exercises in Fiscal 2003
and Option Values at October 31, 2003

Name	Acquired on Exercise	Shares Value Realized	Number of Unexercised Options at October 31, 2003		Value of Unexercised In-the-Money Options at October 31, 2003(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable

Joseph C. Christenson	—	—	72,500	93,500	$17,850	$52,050
David Friske	—	—	23,834	26,166	$5,130	$16,980

(1)           Value is calculated based on the difference between the option exercise price and the closing price for the common stock on October 31, 2003, as reported on the Nasdaq Small Cap Market, multiplied by the number of shares underlying the option.

Employment Agreements

The Company has entered into written employment agreements with Messrs. Christenson and Friske. Under the terms of their respective employment contracts, each of the officers is required to devote his full time and effort to the Company. Each employment agreement is renewable annually, contains a one-year non-compete provision and is terminable by the Company or the officer on 60-days’ notice.

Equity Compensation Plan Information

The following table below presents our Equity Compensation Plan information as of October 31, 2003

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plan approved by security holders	1,002,750	$2.07	1,197,250

The Company has three equity compensation plans: its 1988 Stock Option Plan, its 1997 Stock Option Plan and its 2000 Stock Option Plan.

BY THE COMPENSATION COMMITTEE OF THE COMPANY’S BOARD OF DIRECTORS

ROBERT W. HELLER	DAVID C. MALMBERG	P.R. PETERSON	BENNO G. SAND

Proposal #2

AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN

On January 22, 2004, the Company’s Board of Directors approved an amendment, subject to shareholder approval, to the 2000 Employee Stock Purchase Plan (the “Purchase Plan”) to increase the number of shares that can be purchased by employees from 300,000 to 600,000 shares.

In March 2000, shareholders approved the adoption of the Purchase Plan to replace the 1995 Employee Stock Purchase Plan, which by its terms expired during 2000. The Purchase Plan currently provides for the purchase of up to 300,000 shares of common stock during annual offering periods that began June 1, 2000. Under the terms of the Purchase Plan, eligible employees may purchase common stock annually at 85% of the lesser of (1) the fair market value on the first day of the annual offering period or (2) the fair market value on the last day of each annual offering period.

The purpose of the Purchase Plan is to provide a greater community of interest between PPT VISION, Inc. shareholders and its employees, and to facilitate purchases by employees of additional shares of stock in the Company. It is believed the Purchase Plan will encourage employees to remain in the employ of the Company and will also permit the Company to compete with other corporations offering similar plans in obtaining and retaining the services of competent employees. It is intended that options issued pursuant to this Plan shall constitute options issued pursuant to an “Employee Stock Purchase Plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended.

The purchase period for fiscal 2001 ended on May 31, 2001 and employees purchased 32,336 shares at $1.81 per share. The purchase period for fiscal 2002 ended on May 31, 2002 and employees purchased 71,971 shares at $0.76 per share.  The purchase period for fiscal 2003 ended on May 31, 2003 and employees purchased 46,141 shares at $0.63 per share.

Following completion of the third phase of the Purchase Plan, the Company had issued 150,448 shares to employees leaving 149,552 shares available for issuance in fiscal 2004. In view of the level of support shown by the employees to the Company, it was apparent to the Board of Directors that the Purchase Plan needed to be amended to increase the number of shares available for sale to the employees. Accordingly, the Company’s Board of Directors, after consideration of the substantial value of the Purchase Plan to the Company, voted to amend the Purchase Plan to increase the number of shares authorized from 300,000 to 600,000 shares, subject to shareholder approval at the 2004 Annual Meeting of Shareholders.

The Purchase Plan has the following additional features:

Administration

The Purchase Plan must be administered either by the whole Board, or a committee of at least two persons who are directors, officers or employees of the Company.

Eligible Employees

Any employee of the Company, including employees who are also members of the Board, who has completed at least two weeks of continuous service on or prior to the commencement of a phase of the Purchase Plan is eligible to participate in the Purchase Plan, subject to the limitations in Section 423 of the Internal Revenue Code. As of January 15, 2004, approximately 60 persons were eligible to participate in the Purchase Plan.

Participation

An eligible employee may elect to enroll in any phase of the Purchase Plan by completing a payroll deduction authorization and filing it with the personnel office of the Company at least seven days before the phase commences. The participant must indicate on the authorization the amount of the contribution to be made, not less than $10, and not to exceed 10% of the participant’s base pay.

Payroll Deductions

The Company may use all payroll deductions received or held by the Company under the Purchase Plan for any corporate purpose and the Company is not obligated to segregate such deductions. No interest will be paid on any amounts in any participant’s account.

Shares Under Option

The shares to be sold to a participant under the Purchase Plan may be either authorized but unissued shares, or shares acquired in the open market by the Company.

Option Pricing and Exercise

The option price of the shares to be purchased with payroll deductions for a participant shall be the lower of (i) 85% of the fair market value of the shares on the date the phase commences, or (ii) 85% of the fair market value of the shares on the termination date of the phase. Unless a participant gives written notice to the Company, an option for the purchase of shares will be exercised automatically as of the Termination Date of the phase of the Purchase Plan for the number of full shares that the accumulated payroll deductions will purchase at the applicable option price.

Death, Withdrawal, or Termination

In the event of the participant’s death, the beneficiary designated by the participant may elect to purchase the number of full shares that the accumulated payroll deductions of the participant will purchase and have the balance distributed in cash. If such election is not made, the accumulated payroll deductions are distributed in cash. Upon termination of the participant’s employment with the Company, the accumulated payroll deductions are distributed in cash. A participant may withdraw all or any part of the payroll deductions credited to his or her account under the Purchase Plan at any time by giving written notice to the Company. The participant’s payroll deductions are paid to him or her promptly after receipt of this notice, and no further payroll deductions are made. Any amount not withdrawn in this manner remains in the participant’s account.

Transfer

Neither the payroll deductions credited to the participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the participant. Any attempt to transfer, assign, pledge or otherwise dispose of the payroll deductions or options to receive shares is null and void, though the Company may treat such act as an election to withdraw funds as described above.

Amendment

The Board may at any time amend the Purchase Plan, except that no amendment may make any change in any option already granted that would adversely affect the rights of any participant. In addition, no amendment may be made without first obtaining the approval of the shareholders of the Company that would (i) require the sale of more shares than are authorized under the Purchase Plan, or (ii) change the qualifications of eligible employees.

The foregoing summary of the Purchase Plan does not purport to be complete and is qualified in its entirety by reference to the Purchase Plan itself. The full text of the Purchase Plan will be provided to any shareholder who desires a copy, upon written request to the Company, Attention: Secretary, 12988 Valley View Road, Eden Prairie, MN 55344.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the shares of common stock present and entitled to be voted on this matter at the meeting is required to adopt this proposal.

The Board Of Directors Unanimously Recommends a Vote “For”
the Adoption of the Amendment to the 2000 Employee Stock Purchase Plan.

REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s financial reporting system by overseeing and monitoring management’s and the independent auditors’ participation in the financial reporting process. In addition, the Audit Committee oversees the Company’s internal control structure and financial reporting activities, reviews the scope of the annual audit, reviews non-audit services performed by auditors to determine and maintain auditor independence, selects the Company’s independent auditors, reviews the Company’s audited annual and unaudited quarterly financial statements prior to release to the public and conducts discussions with the Company’s independent auditors each quarter on their quarterly review findings. Each member of the Audit Committee is independent as defined in current Nasdaq regulations.

The Committee met seven times as a full committee in fiscal year 2003. The meetings were designed to select the Company’s independent auditors and to facilitate and encourage private communication between the Committee and the Company’s independent auditors, Virchow Krause & Company.

The Committee has reviewed and discussed the Company’s audited financial statements for the year ended October 31, 2003 with management and with Virchow, Krause & Company. Management represented to the Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles. The discussions with Virchow Krause & Company also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Virchow Krause & Company provided to the Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). This information was discussed with Virchow Krause & Company.

Based on the discussions with management and Virchow Krause & Company, the Committee’s review of the representations of management and the report of Virchow Krause & Company, the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual

Report on Form 10-KSB for the year ended October 31, 2003, filed with the Securities and Exchange Commission.

BY THE AUDIT COMMITTEE OF THE COMPANY’S BOARD OF DIRECTORS

ROBERT W. HELLER	DAVID C. MALMBERG	BENNO G. SAND

INDEPENDENT AUDITORS

Virchow Krause & Company served as independent auditors for the fiscal year ended October 31, 2003. The Company’s Audit Committee has not yet selected an independent auditor for the fiscal year ended October 31, 2004, but intends to review this matter as part of its audit committee review. A representative of Virchow Krause & Company is expected to be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

PricewaterhouseCoopers served as independent auditors for the fiscal year ended October 31, 2002.  On July 1, 2003 the Company dismissed PricewaterhouseCoopers LLP as its independent auditors.  The Company’s Audit Committee participated in and approved the decision to change independent auditors.

The reports of PricewaterhouseCoopers LLP on the financial statements for the two fiscal years ended October 31, 2002 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle except that the report of PricewaterhouseCoopers LLP on the Registrant’s October 31, 2002 financial statements expressed substantial doubt about the Registrant’s ability to continue as a going concern.

In connection with its audits for the two fiscal years ended October 31, 2002 and through July 1, 2003, there had been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such years.

In addition, during the two fiscal years ended October 31, 2002 and through July 1, 2003, there had been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

On July 1, 2003, the Audit Committee of the Board of Directors of the Company selected and engaged Virchow, Krause & Company, LLP as its independent auditor.  During the two most recent fiscal years and through July 1, 2003, the Company had not consulted with Virchow, Krause & Company, LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and either a written report was provided to the Company or oral advice was provided by Virchow, Krause & Company, LLP that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement, as that term is defined in Item 304(a) (1) (v) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a) (1) (v) of Regulation S-K.

Audit Fees.    The aggregate fees billed to the Company by PricewaterhouseCoopers and Virchow Krause & Company for professional services rendered for the audit of the Company’s annual financial statements for the year ended October 31, 2003 and the reviews of the financial statements included in the Company’s Forms 10-QSB for fiscal year 2003 were $55,000 and $4,000, respectively.

All Other Fees.    Other than those fees listed above, the aggregate fees billed to the Company by PricewaterhouseCoopers for fiscal year 2003, none of which were financial information systems design and implementation fees, were $6,600. These fees related to services performed in connection with the

Company’s warrant exercises during the year.  The Audit Committee has determined that the non-audit services performed by PricewaterhouseCoopers are not incompatible with PricewaterhouseCoopers maintaining its independence with respect to the Company.

ANNUAL REPORT

An Annual Report of the Company setting forth the Company’s activities and containing financial statements of the Company for the fiscal year ended October 31, 2003 accompanies this Notice of Annual Meeting and Proxy Statement.

CERTAIN TRANSACTIONS

In March 2002, the Company initiated a Shareholder Rights Offering to raise working capital. In the offering, the Board of Directors authorized the sale of 5.5 million units at $1.00 per unit to existing shareholders. Each unit consisted of one share of stock and a warrant to purchase one-half share of stock. The warrants are exercisable at $2.50 until September 30, 2003. The offering closed on May 10, 2002, and resulted in the sale of approximately 4.5 million units with net proceeds to the Company from the offering of approximately $4.3 million after offering expenses.  In August 2003 the Board of Directors approved the reduction in the exercise price of the warrants to $0.70 per share to more closely reflect the existing market price of the stock and to encourage the exercise of the outstanding warrants.

Pursuant to the Rights Offering, Mr. P.R. Peterson (a director of the Company), the P.R. Peterson Co. Keogh Plan (the “Plan”), of which Mr. Peterson is a Trustee, ESI Investment Company (a wholly owned subsidiary of Electro-Sensors, Inc. of which Mr. Peterson is a director and major shareholder) and Peterson Brothers Securities Company (of which Mr. Peterson is a director and shareholder) purchased an aggregate of 2,332,642 shares of the Company’s common stock and warrants to purchase an additional 1,166,321 shares of common stock. In conjunction with the Rights Offering, and with the approval of the PPT VISION Board of Directors, Mr. Peterson also exchanged 75,502 non-voting shares of common stock for an equal number of voting shares with no additional consideration. In fiscal 2003, Mr. P.R. Peterson exercised warrants to purchase 1,166,321 shares of the Company’s common stock.  The terms under which Mr. Peterson purchased units in the Rights Offering were identical to the terms offered to all shareholders of the Company.

SHAREHOLDER PROPOSALS

Rule 14a-8 of the SEC permits shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules. The PPT VISION, Inc. 2005 Annual Meeting of Shareholders is expected to be held on or about March 15, 2005. Proxy materials for that meeting are expected to be mailed on or about February 1, 2005. Under SEC Rule 14a-8, shareholder proposals to be included in the PPT VISION, Inc. proxy statement for that meeting must be received by PPT VISION, Inc. on or before October 20, 2004. Additionally, if PPT VISION, Inc. receives notice of a shareholder proposal after December 31, 2004, the proposal will be considered untimely pursuant to SEC Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the Board of Directors of PPT VISION, Inc. for its 2005 Annual Meeting of Shareholders may exercise discretionary voting power with respect to the proposal.

SOLICITATION

The cost of soliciting proxies, including the cost of preparing, assembling, and mailing the proxies and soliciting material, as well as the cost of forwarding the material to the beneficial owners of stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. These insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended October 31, 2003, all Section16(a) filing requirements applicable to its insiders were complied with.

OTHER BUSINESS

The management of the Company does not know of any other business to be presented at the Annual Meeting of Shareholders. If any matter properly comes before the meeting, however, it is intended that the persons named in the enclosed form of proxy will vote said proxy in accordance with their best judgment.

All proxies properly executed will be voted in the manner directed by shareholders. If no direction is made, proxies will be voted in favor of the directors nominated by management and the amendment to the Employee Stock Purchase Plan.

EXHIBIT A

PPT VISION, INC.
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

I.              PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to the quality and integrity of the accounting and financial reporting practices of the Company.  The Audit Committee’s primary responsibilities are to:

(a) Review the financial reports and other financial information provided by the Corporation to any governmental body or the public;

(b) Monitor the integrity of the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established;

(c) Serve as an independent and objective party to monitor the Company’s financial reporting process; and,

(d) Monitor the independence and performance of the Company’s independent auditor.  Provide an avenue of communication between the independent auditor, management and the Board of Directors.

Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation’s policies, procedures and practices at all levels.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditor as well as anyone in the organization.  The Audit Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

The Audit Committee members are not professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management or the independent auditor, nor can the Audit Committee certify that the independent auditor is “independent” under applicable rules.

II.            COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.  “Independence” shall be defined from time to time by the listing standards of the NASDAQ and by applicable regulations of the Securities and Exchange Commission.  A director shall not be considered independent if, among other things, he or she has:

a.             been employed by the Corporation or its affiliates in the current or past three years;

b.             accepted any compensation from the Corporation or its affiliates in excess of $60,000 during the previous fiscal year (except for board service, retirement plan benefits, or non-discretionary compensation);

c.             an immediate family member who is, or has been in the past three years, employed by the Corporation or its affiliates as an executive officer;

d.             been a partner, controlling shareholder or an executive officer of any for-profit business to which the Corporation made, or from which it received, payments (other than those which arise solely from investments in the Corporation’s securities) that exceed five percent of the Corporation’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

e.             been employed as an executive of another entity where any of that company’s executives serve on that entity’s compensation committee; or

f.              owned or controlled over 10% of the outstanding common stock of the Company.

All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements.  At least one member of the Committee shall have accounting or related financial management expertise.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors are duly elected and qualified.  Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.           MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate.  As part of its job to foster open communication, the Committee should meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.  In addition, the Committee or at least its Chair should meet with the independent auditors and/or management quarterly to review the Corporation’s financial statements.

IV.           RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1.     Review and update this Charter periodically, at least annually, as conditions dictate.

2.     Review the Corporation’s annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditors.

3.     Review with financial management and/or the independent auditors the quarterly financial results and proposed reporting prior to public release.  Review Form 10-QSB prior to its filing.  The Chair of the Committee may represent the entire Committee for purposes of this review.

4.     Prepare a report to the Board of Directors recommending that the Company’s audited financial statements be included in the Corporation’s Annual Report on Form 10-KSB.

Independent Auditors

1.     The independent auditor is ultimately accountable to the Audit Committee and to the Board of

Directors.

2.     Recommend to the Board of Directors the selection of the independent auditors, considering independence and effectiveness.

3.     On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships that the auditors have with the Corporation to determine the auditors’ independence.

4.     Review the performance of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant.

5.     Review the independent auditors’ audit plan and discuss the scope, staffing, reliance upon management and general audit approach.  Ascertain that resources are reasonably allocated as to risk and exposure.

6.     Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditor.  Discuss certain matters required to be communicated to the Audit Committee in accordance with Generally Accepted Auditing Standards.

7.     Periodically consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the Corporation’s financial statements.

Financial Reporting Processes

1.     In consultation with the independent auditors, review the integrity of the Corporation’s financial reporting processes, both internal and external at least annually.

2.     Consider the independent auditors’ judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting at least annually.

3.     Consider and approve, if appropriate, major changes to the Corporation’s accounting policies, principles and practices as suggested by the independent auditors or management at least annually. Ascertain the reasons for the change.  Consider auditor and management qualitative judgments about the appropriateness, not just acceptability, of the proposed change.

Process Improvement

1.     Establish regular and separate systems of reporting to the Audit Committee by each of management and independent auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

2.     Following completion of the annual audit, review separately with each of management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

3.     Review any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements.

4.     Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.  (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

Ethical and Legal Compliance

1.     Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

2.     Review management’s monitoring of the Corporation’s compliance with the Corporation’s Ethical Code, and ensure that management has the proper system in place to ensure that the Corporation’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

3.     Review, with the Corporation’s counsel, legal compliance matters including corporate securities trading policies.

4.     Review, with the Corporation’s counsel, any legal matter that could have a significant impact on the Corporation’s financial statements.

5.     Perform any other activities consistent with this Charter, the Corporation’s By-laws and governing law, as the Committee of the Board deems necessary or appropriate.

This Charter is being adopted by the Audit Committee of the PPT VISION board of directors effective October 23, 2003.

PPT VISION, INC.

Solicited on Behalf of the Board of Directors
for the Annual Meeting of Shareholders
to be Held on March 23, 2004

The undersigned hereby constitutes and appoints Joseph C. Christenson with power of substitution, as attorney and proxy to appear and vote all of the shares standing in the name of the undersigned at the Annual Meeting of Shareholders of PPT VISION, Inc., to be held on March 23, 2004 at 3:30 p.m. local time, in Eden Prairie, Minnesota and at any adjournment or adjournments thereof:

1.   Election of Directors:

FOR all nominees listed below	WITHHOLD AUTHORITY
(except as marked to the contrary below)	to vote for all nominees

(INSTRUCTIONS:  To withhold authority to vote for any individual nominee, mark the FOR box and strike a line through the nominee’s name in the list below).

Joseph C. Christenson	P.R. Peterson

Robert W. Heller	Benno G. Sand

David C. Malmberg

2.   To approve an amendment to the Company’s 2000 Employee Stock Purchase Plan to increase the number of shares that can be purchased by employees from 300,000 shares to 600,000 shares.

FOR	☐

AGAINST	☐

ABSTAIN	☐

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER
MATTERS COMING BEFORE THE MEETING.

The shares represented by this proxy will be voted in accordance with the specifications made and in favor of the directors nominated by management if there is no specification.

I plan to attend the meeting

DATE: , 2004

Signature

Signature if held jointly

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

PLEASE RETURN PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.